UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )

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Filed by a Party other than the Registrant ☐

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☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material Pursuant to §240.14a-12

Crown Castle International Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CROWN CASTLE INTERNATIONAL CORP.
1220 Augusta Drive, Suite 600
Houston, Texas 77057

ADDITIONAL INFORMATION REGARDING
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 14, 2020

The following Notice of Change of Location and Time and News Release issued on April 16, 2020 relate to the proxy statement ("Proxy Statement") of Crown Castle International Corp. ("Company"), dated March 30, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 14, 2020. The Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 16, 2020.

THE NOTICE OF CHANGE OF LOCATION AND TIME AND NEWS RELEASE SHOULD BE READ IN CONJUCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION AND TIME
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2020
1:00 P.M. (CENTRAL TIME)

April 16, 2020

Dear Stockholder:
Due to the ongoing public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of stockholders, employees and other meeting participants, NOTICE IS HEREBY GIVEN that the location and time of the 2020 Annual Meeting of Stockholders (“Annual Meeting”) of Crown Castle International Corp. has been changed. The Annual Meeting will be held in a virtual meeting format only, via live audio webcast, on Thursday, May 14, 2020. To accommodate the change to a virtual meeting format, the time of the Annual Meeting has been changed to 1:00 p.m. Central Time. You will not be able to attend the Annual Meeting in person.
As described in the previously distributed proxy materials, stockholders as of the close of business on March 20, 2020, the record date, are entitled to participate in the Annual Meeting. To vote or submit questions at the Annual Meeting, you will need to log on to the meeting website at www.virtualshareholdermeeting.com/CCI2020 and enter the 16-digit control number found on your previously distributed proxy card, voting instruction form or notice. You may also submit questions in advance of the Annual Meeting at www.proxyvote.com using the same 16-digit control number.
A list of the Company’s stockholders of record entitled to vote at the Annual Meeting will be available electronically on the meeting website for examination during the Annual Meeting.
If you encounter any technical difficulty gaining access to, or during, the virtual meeting, you should call the support team at the number listed on the meeting website.
Your vote is important. To be sure your vote counts and to assure a quorum, please submit your proxy in advance of the Annual Meeting by using one of the methods outlined in the proxy materials. The proxy card or voting instruction form previously distributed will not be updated to reflect the change in location and time and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,
Donald J. Reid
Corporate Secretary

The Annual Meeting on May 14, 2020 at 1:00 p.m., Central Time, is available at www.virtualshareholdermeeting.com/CCI2020. The proxy statement and the Company’s Annual Report on Form 10‑K for the year ended December 31, 2019 are available, free of charge, on our Investors website at https://investor.crowncastle.com. Additionally, you may access the proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

NEWS RELEASE April 16, 2020

Contacts: Dan Schlanger, CFO
Ben Lowe, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

Crown Castle Announces Change of
Location and Time of
2020 Annual Meeting of Stockholders

April 16, 2020 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") announced today that, due to the ongoing public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of stockholders, employees and other meeting participants, it will hold its 2020 Annual Meeting of Stockholders ("Annual Meeting") in a virtual meeting format only, via live audio webcast, on Thursday, May 14, 2020. To accommodate the change to virtual meeting format, Crown Castle has changed the time of the Annual Meeting to 1:00 p.m. Central Time. Stockholders will not be able to attend the Annual Meeting in person.
As described in the previously distributed proxy materials, stockholders as of the close of business on March 20, 2020, the record date, are entitled to participate in the Annual Meeting. To vote or submit questions at the Annual Meeting, stockholders will need to log on to the meeting website at www.virtualshareholdermeeting.com/CCI2020 and enter the 16-digit control number found on the previously distributed proxy card, voting instruction form or notice. Stockholders may also submit questions in advance of the Annual Meeting at www.proxyvote.com using the same 16-digit control number.
Stockholders are urged to submit their proxies in advance of the Annual Meeting by using one of the methods outlined in the proxy materials. The proxy card or voting instruction form previously distributed will not be updated to reflect the change in location and time and may continue to be used to vote the shares in connection with the Annual Meeting.

ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 80,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them.